UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                February 26, 2004
                                (Date of earliest
                                 event reported)





                   Name of Registrant; State of Incorporation;   IRS Employer
 Commission File   Address of Principal Executive Offices;       Identification
 Number            and Telephone Number                          Number
 ---------------   -------------------------------------------   --------------
 1-16169           EXELON CORPORATION                            23-2990190
                   (a Pennsylvania corporation)
                   10 South Dearborn Street - 37th Floor
                   P.O. Box 805379
                   Chicago, Illinois 60680-5379
                   (312) 394-7398

Item 5. Other Events

John W. Rowe, Chairman and Chief Executive Officer of Exelon Corporation (Exelon), has established a structured, prearranged trading plan to exercise stock options and sell the acquired shares in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Rowe holds options to acquire over 1.4 million Exelon shares. He plans to exercise options to acquire 137,500 of those shares over a ten-month period beginning in May 2004. The options were granted to Mr. Rowe six years ago when he became the Chairman and Chief Executive Officer of Unicom Corporation, a predecessor of Exelon, in March 1998.

Under Exelon's stock ownership guidelines, Mr. Rowe is required to own Exelon stock or stock equivalents worth five times his base salary. Mr. Rowe exceeds this requirement by holding 165% of his stock ownership requirement. This will not change after the exercise and sale of the options under the plan described above. Mr. Rowe and his wife own over 5500 shares. Mr. Rowe also owns over 40,000 restricted stock units and over 140,000 shares or share equivalents deferred until he retires. The plan is being established to diversify Mr. Rowe's holdings in excess of his stock ownership requirement in an orderly manner as part of his estate and tax planning activities. It was initiated during the company's open window period for insider transactions.

Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information and allows them to sell stock on a regular basis and in a nondiscretionary manner, regardless of any subsequent material nonpublic information they receive.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EXELON CORPORATION

                                            /s/  Robert S. Shapard
                                            -----------------------------
                                            Robert S. Shapard
                                            Executive Vice President and
                                            Chief Financial Officer



February 26, 2004